Exhibit 99.1

NextTrip Strengthens Financial Position with the Conversion of $2.6 Million in Short-Term Debt to Restricted Equity Before its Fiscal Year-End

Provides for a Stronger Balance Sheet and Greater Financial Flexibility to Focus on Scaling Innovative Travel Solutions

Santa Fe, NM – February 28, 2025 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a leading travel technology company, announced today the conversion of $2.6 million in short-term debt, including $1.5 million previously advanced by the Company’s Chairman and CEO. These loans were converted into restricted equity ahead of completion of the Company’s fiscal year-ended February 28, 2025. Additionally, certain other creditors agreed to convert their $1.1 million of debt into restricted equity. This is in addition to the $1.75 million in short-term promissory notes previously converted to restricted equity on December 31, 2024.

These strategic moves eliminate most of the debt from NextTrip’s balance sheet, replacing cash repayment obligations, including for accrued principal and interest, with the issuance of restricted shares of the Company’s stock. This significantly enhances the Company’s balance sheet and frees up capital to drive key initiatives. The Company believes this underscores strong insider confidence in NextTrip’s long-term growth trajectory while enhancing financial flexibility as it enters fiscal year 2026.

“The conversion of these substantial loans reflects our unwavering support and commitment to NextTrip’s future,” said William Kerby, NextTrip CEO. “With a stronger balance sheet and greater financial flexibility, we are better positioned to manage our obligations effectively and focus on scaling our innovative travel solutions.”

About NextTrip

NextTrip (NASDAQ: NTRP) is a technology-driven platform delivering innovative travel booking and travel media solutions. NextTrip Leisure offers individual and group travelers’ vacations to the most popular and sought-after destinations in Mexico, the Caribbean, and around the world. The NextTrip Media platform – Travel Magazine – provides a social media space for viewers to explore, educate, and share their “bucket list” travel experiences with friends. Additionally, NextTrip is launching an end-to-end content ecosystem that utilizes AI-assisted travel planning to capture advertising, build brand awareness, reward loyalty, and drive bookings. For more information and to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, the company’s development efforts and anticipated launch of its NextTrip Cruise Division; changes to acceptance of NextTrip’s products and services; changes in travel trends; changes in domestic and foreign business, market, financial, political and legal conditions; unanticipated conditions that could adversely affect the company; the overall level of consumer demand for NextTrip’s products/services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior in the travel industry; disruption and volatility in the global currency, capital, and credit markets; the financial strength of NextTrip’s customers; NextTrip’s ability to raise additional capital to fund its operations; NextTrip’s ability to implement its business strategy; changes in governmental regulation; NextTrip’s exposure to litigation claims and other loss contingencies; stability of consumer demand for NextTrip’s products and services; any breaches of, or interruptions in, NextTrip’s information systems; fluctuations in the price, availability and quality of products as well as foreign currency fluctuations; NextTrip’s ability to maintain its Nasdaq listing; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. NextTrip disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact NextTrip’s forward-looking statements, please see disclosures contained in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC on September 4, 2024 and our other filings with the SEC which may be viewed at www.sec.gov.

Contacts

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

NTRP@mzgroup.us

www.mzgroup.us